                    CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT



          This Convertible Preferred Stock Purchase Agreement (this "Agreement") is made and entered into as of April 22, 1998 by and among HENRY COMPANY, a California corporation (the "Company"), and JOSEPH T. MOONEY, JR. ("Investor").

                                   R E C I T A L S

          1. It is a condition to each of the Company's and Investor's obligations to the consummation of the Stock Purchase Agreement dated as of February 27, 1998, by and among Company and the Selling Shareholders named therein ("Stock Purchase Agreement") that the Company and Investor execute and enter into this Agreement as of the Closing, as such term is defined in the Stock Purchase Agreement (the "Stock Closing").

          In consideration of the foregoing and the representations, warranties, conditions and covenants contained herein, the Company and Investor hereby agree as follows:

                                      ARTICLE I

                               THE SECURITIES PURCHASE

          1.1 PURCHASE AND SALE OF THE SECURITIES. Subject to and upon the terms and conditions contained herein, the Company shall sell to Investor, and Investor shall purchase from the Company, 22,500 shares of Series A Convertible Preferred Stock, no par value per share (the "Preferred Stock"). The Preferred Stock is convertible into shares of the Company's Common Stock, no par value (the "Common Stock").

          1.2 CONSIDERATION. The purchase price (the "Purchase Price") for the Securities shall equal an aggregate of Six Hundred Thousand Dollars (US$600,000).

          1.3 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at or be directed from the offices of Munger, Tolles & Olson LLP, 355 South Grand Avenue, Los Angeles, California 90071, on the day the Stock Closing occurs, or at such other date and place as the Company and Investor shall agree in writing. The day on which the Closing occurs is herein referred to as the "Closing Date."

          1.4 EXECUTION AND DELIVERIES AT CLOSING. At the Closing, (i) Investor shall deliver the Purchase Price, by wire transfer or certified or cashier's check, to the Company, (ii) the Company shall deliver to Investor certificates evidencing the Securities and (iii) the Company and Investor shall execute and deliver each agreement and instrument required or contemplated by this Agreement to be so executed and delivered and not theretofore executed and delivered. All actions taken at the Closing shall be deemed to occur simultaneously.

                                     ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Investor as follows:

          2.1 ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of California, has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is presently being conducted, to execute and deliver this Agreement and any other agreement or instrument to which the Company is or is to be a party the execution and delivery of which is contemplated by this Agreement (such other agreements or instruments, together with this Agreement, being the "Transaction Documents"), and to carry out the provisions of the Transaction Documents.

          2.2 AUTHORIZATION. All corporate action on the part of the Company and its shareholders necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Company thereunder at the Closing, and the authorization, issuance (or reservation for issuance), sale, and delivery of the Securities has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability affecting creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance and other equitable remedies.

          2.3 VALID ISSUANCE. The shares of Preferred Stock being purchased by Investor under this Agreement, when issued, sold, and delivered in accordance with the terms and conditions of this Agreement for the Purchase Price, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable provisions of federal or state securities laws. The shares of Common Stock issuable upon conversion of such shares of Preferred Stock (the "Common Conversion Shares") have been duly reserved, and upon issuance in accordance with the terms of the Certificate of Determination (as hereinafter defined), will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, and applicable provisions of federal or state securities laws (the Preferred Stock and the Common Conversion Shares are together referred to as the "Securities").

          2.4 CAPITALIZATION. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value per share, 30,000 shares of Class A Common Stock, no par value per share, and 100,000 shares of preferred stock, no par value per share, 22,500 shares of which have been designated Series A Convertible Preferred Stock. The rights, preferences and privileges of the Preferred Stock are as set forth in the Amended and Restated Articles of Incorporation, attached hereto as Exhibit A, which has been filed with the Secretary of State of California. As of the date of Closing, there will be: 221,500 shares of Common Stock issued and outstanding and 6,000 shares of Class A Common Stock outstanding, (ii) 22,500 shares of Series A Convertible Preferred Stock issued and outstanding and 22,500 Conversion Common Shares reserved for issuance upon the conversion of such shares, (iii) 388,000 and 12,000 shares of Common Stock and Class A Common Stock, respectively, reserved for issuance upon the exercise of warrants, dated October 1, 1997, issued by the Company to Warner H. Henry (the "Warner Warrants"), and (iv) 55,000 and 45,000 shares of Common Stock reserved for issuance to Mr. Ted Muhs and Investor, respectively, upon exercise of their rights to acquire additional shares of Common Stock upon exercise of the Warner Warrants (the "Muhs Rights" and "Investor Rights", respectively). All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable and free of any preemptive rights. Other than the Warner Warrants, the Muhs Rights and the Investor Rights, there is, at the date hereof, no outstanding security issued by the Company other than the Common Stock and no outstanding right or option of any kind to purchase, and no outstanding security issued by the Company convertible or exchangeable into, any security issued by the Company, and no agreement of the Company to issue any such right, option, or convertible or exchangeable security.

          2.5 NO CONTRAVENTION. The execution, delivery, and performance by the Company of the Transaction Documents, and the consummation of the transactions contemplated thereby will not (a) conflict with the Company's Articles of Incorporation or bylaws, (b) violate laws, orders or regulations applicable to the Company or any of its material properties; (c) conflict with or result in a breach of any judgment, order, decree, or ruling to which the Company is a party or by which it or any material portion of its properties is bound, or any material agreement to which the Company is a party or by which any material portion of its properties is bound; or (d) require the approval of any governmental or nongovernmental third party.

                                     ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF INVESTOR

          Investor hereby severally represents and warrants to the Company as follows:

          3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Investor has the requisite power and authority to enter into the Transaction Documents and to perform Investor's obligations thereunder. Each of the Transaction Agreements has been duly and validly executed and delivered by Investor and the Transaction Documents constitute valid and legally binding obligations of Investor enforceable against Investor in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability affecting creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance and other equitable remedies.

          3.2 NO CONTRAVENTION. The execution, delivery, and performance by Investor of the Transaction Documents, and the consummation of the transactions contemplated thereby will not (a) violate laws, orders or regulations applicable to Investor; (b) conflict with or result in a breach of any judgment, order, decrees, or ruling to which Investor is a party or any material agreement to which Investor is a party; or (c) require the approval of any governmental or nongovernmental third party.

          3.3 INVESTMENT INTENTION. The Securities will be acquired for investment for Investor's own account, and not with a view to the resale or distribution of any part thereof; Investor has no present intention of selling, transferring, granting any participation in, or otherwise distributing any of the Securities, and has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant any participation with respect to any of the Securities.

          3.4 RELIANCE ON REPRESENTATIONS. Investor understands that the Securities are not registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the offer and sale provided for in this Agreement is exempt from registration under such Act by virtue of an exemption therefrom, and that the Company's reliance on such exemption is predicated on Investor's representations set forth herein. Investor realizes that the basis for an exemption may not be present if, notwithstanding such representations, Investor has in mind merely acquiring the Securities for a fixed or determinable period of time, or for a market rise, or for sale if the market does rise; and Investor has no such intention.

          3.5 FINANCIAL CONDITION. Investor's financial situation is such that Investor can afford to bear the economic risk of holding the Securities for an indefinite period of time; Investor has adequate means for providing for Investor's current and reasonably foreseeable needs and contingencies, and Investor can afford to suffer a complete loss of Investor's investment in the Securities.

          3.6 ACCREDITATION AND SOPHISTICATION. Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Investor's knowledge and experience in financial and business matters are such that Investor is capable of evaluating the merits and risks of the investment in the Securities.

          3.7 SPECULATIVE INVESTMENT. Investor understands that the Company has no business operations or assets other than those described or referred to in the Offering Memorandum, that the Securities are a speculative investment involving a high degree of risk of loss of investment, and that there are substantial restrictions on the transferability of the Securities.

          3.8 RECEIPT OF INFORMATION. Investor has received the Offering Memorandum dated April 15, 1998 ("Offering Memorandum") and all other information that Investor considers necessary or appropriate for deciding whether to purchase the Securities. Investor has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Offering Memorandum, the Company, and the terms and conditions of the Securities, and to obtain any additional information which Investor deems necessary. Investor acknowledges that the Offering Memorandum consists of forward-looking statements that are based on numerous assumptions, including among others assumptions as to general economic conditions, the condition and competitive environment of the business in which the Company plans to operate, and other factors that are beyond the Company's control; that any projections included in the Offering Memorandum were not prepared in accordance with generally accepted accounting principles; and that there can be no assurance that the Offering Memorandum, such assumptions, or any such projections will prove to be accurate or that actual results may not vary materially, including materially to the detriment, from projected or assumed results.

                                     ARTICLE IV

                                ANTIDILUTION RIGHTS

          4.1 Upon each exercise of the Warner Warrants, Investor shall have the right to purchase from the Company, on the terms set forth herein, for cash,
 .1125 shares of Common Stock for each share of Class A Common Stock or Common Stock of the Company acquired upon the exercise of the Warner Warrants at a purchase price per share equal to the exercise price of such Warner Warrant ("Purchase Price"); provided, however, that if the Muhs Rights are no longer outstanding at the time of exercise of the Warner Warrants, Investor shall have the right to purchase shares of Common Stock equal to 9/91 of the shares of Class A Common Stock or Common Stock acquired upon exercise of the Warner Warrants.

          4.2 The Company shall notify Investor by written notice not later than thirty (30) business days after an issuance of Class A Common Stock or Common Stock arising out of an exercise of Warner Warrants and, subject to
Section 4.3 below, if Investor notifies Company in writing within five (5) years of such notice of his desire to exercise his rights hereunder, the Company shall upon such notice and the receipt in cash of the purchase price promptly effect the sale of Common Stock to Investor as set forth herein. In the event Investor fails to provide the Company with timely notice of his desire to exercise his rights hereunder, he shall be deemed to have forfeited his rights with respect to that particular exercise of the Warner Warrant, but not as to any subsequent exercise.

          4.3  Notwithstanding the foregoing, Investor's rights under Section
4.1 and 4.2 hereunder shall cease (i) upon the termination or expiration of the Warner Warrants and (ii) upon the consummation of an IPO or Sale as to any rights with respect to previously exercised Warner Warrants (or Warner Warrants to be exercised in connection with an IPO or Sale). With respect to clause (ii), Company shall give Investor notice thirty (30) days in advance of the effective date of the IPO or Sale (as well as notice of any planned exercise of the Warner Warrant upon consummation of the IPO or Sale) and unless Investor notifies the Company of his intent to exercise his rights hereunder within the first twenty (20) days of such thirty (30) day period and pays the purchase price prior or on the consummation of the IPO or Sale, the Company shall be under no obligation to sell Common Stock to Investor under this Article IV as a result of any exercise of the Warner Warrant.

          4.4 The rights of Investor under this Article IV shall terminate upon Investor's death and the resulting redemption of the Securities.

          4.5 For purposes of this Agreement, (i) an IPO shall mean a public offering of the Company's equity securities having aggregate proceeds to the Company and/or any selling shareholders (prior to deduction for underwriting discount and other expenses) of at least Ten Million Dollars ($10,000,000), and
(ii) a Sale shall mean sale of all or substantially all of the Company's assets or a merger or consolidation of the Company in a transaction in which the Company is not the surviving entity or a transaction or related series of transactions in which in excess of 50% of the voting power of the Company is transferred.

          4.6 If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Investor rights in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Investor shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had the rights been exercised immediately prior to such date.


                                     ARTICLE V

                                    REDEMPTIONS

          5.1 MANDATORY REDEMPTION. Upon the death of Investor, the Company shall redeem (i) all the outstanding shares of the Preferred Stock, or any Conversion Common Shares issued upon conversion of the Preferred Stock, at price per share of $133.33 per share (or an aggregate purchase price of Three Million Dollars ($3,000,000)), less amounts previously redeemed under Section 5.2 or otherwise and (ii) all outstanding shares of Common Stock acquired pursuant to
Article IV hereof (the "Warrant Shares") at a price equal to their purchase price per share (in each case subject to adjustment for stock dividends, stock splits or reclassification) ("Mandatory Redemption Price"). Such repurchase shall occur on the Redemption Date (defined below).

          5.2  VOLUNTARY REDEMPTION.  During each of the following periods:

                    January 1, 2004   --     February 1, 2004
                    January 1, 2005   --     February 1, 2005
                    January 1, 2006   --     February 1, 2006
                    January 1, 2007   --     February 1, 2007
                    January 1, 2008   --     February 1, 2008
                    July 1, 2008      --     August 1, 2008

(each a "Redemption Election Period"), Investor may elect to have the Company redeem one-sixth of his Securities by delivery of a written request to the Company. On the Redemption Date (as defined below), the Company shall redeem the number of shares of Preferred Stock held by Investors that is specified in the written request by paying in cash the amount $133.33 per share, (subject to adjustment for stock dividends, stock splits, or reclassification) not to exceed Five Hundred Thousand Dollars ($500,000) with respect to any Redemption Election Period.

          5.3  MECHANICS OF REDEMPTION.

               (a) A "Redemption Date" shall occur within thirty (30) days after Investor's death, with respect to Section 5.1, and within sixty (60) days after the Company's receipt of Investor's request with respect to Section 5.2. At least five (5) business days prior to a Redemption Date, written notice shall be mailed by certified mail, to Investor, calling upon Investor to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the securities to be redeemed (the "Redemption Notice"). In the event less than all securities represented by any such certificate are redeemed, a new certificate(s) shall be issued representing the unredeemed securities.

               (b) From and after the Redemption Date, unless there shall have been a default in payment of the Mandatory or Voluntary Redemption Price, as the case may be, all rights of the holders of shares of Securities designated for redemption (except the right to receive such Redemption Price, without interest, upon surrender of their certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption are insufficient to redeem the total number of shares of securities to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their respective holdings of securities to be redeemed. The shares of securities not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of securities such funds will immediately be used to redeem the balance of the shares which the Company has become obligated to redeem on any Redemption Date, but which it has not redeemed.

          5.4  TERMINATION OF RIGHTS.  The redemption provisions of (a) Section
5.1 shall terminate upon an IPO or Sale and (b) Section 5.2 shall terminate upon Investor's death or an IPO or Sale.


                                      ARTICLE VI

                                ADDITIONAL AGREEMENTS

          6.1 INSURANCE PROCEEDS. Until Investor's death, the Company, for the benefit of the Company, shall maintain at its expense, a life insurance policy ("Insurance Policy") for Investor in the principal amount of at least Three Million Dollars ($3,000,000) for the purposes of funding the redemption of the Securities upon Investor's death as set forth in Section 5.1 above. Investor agrees to cooperate with Company in all respects in order to obtain and maintain the Life Insurance Policy, including without limitation submission to medical exams.

          6.2 LEGEND. So long as required under applicable federal or state securities laws or any of the Transaction Documents, each certificate evidencing shares of Preferred Stock purchased hereunder and each certificate evidencing shares of Common Conversion Shares (including any certificate issued upon the transfer of such shares) shall be stamped or otherwise imprinted as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. IN THE CASE OF TRANSFERS OR OTHER DISPOSITIONS MADE OTHERWISE THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, THE HOLDER SHALL, AT THE COMPANY'S REQUEST, PROVIDE TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS AND ENTITLED TO THE BENEFITS OF A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF ___________, 1998. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY.

A copy of the Transaction Documents shall be filed with the Secretary of the Company and shall be kept at its principal executive office.

          6.3 EXPENSES. Whether or not the Closing is consummated, all costs and expenses incurred in connection with any of the Transactional Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

          6.4 BEST EFFORTS. Each of the Company and Investor agrees to use its best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated hereby.

          6.5 BROKERS AND FINDERS. Each of the Company and Investor represents and warrants to the other that no broker, finder, or other financial consultant, banker, or adviser has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability upon either the Company or Investor.

          6.6 NO TRANSFER. Investor may not Transfer any Preferred Stock, Conversion Common Shares or Warrant Shares without the Company's express prior written consent; provided, however, that Investor shall be permitted, without the consent of the Company, to Transfer such securities to his children (a "Permitted Transfer"). (Investor's children, however, shall not be permitted to Transfer such securities.) Any Transfer without such prior written consent (other than a Permitted Transfer) shall be null and void and the provisions of
Article IV and Section 5.2 shall terminate upon such Transfer. The provisions of Articles IV and V hereof shall continue to apply to any shares of Preferred Stock, Conversion Common Shares or Warrant Shares Transferred pursuant to a Permitted Transfer.

     For purposes of this Agreement, "Transfer" shall mean to issue, grant, sell, transfer, assign or otherwise dispose of; the act of Transferring is a "Transfer." The restrictions of this Section 6.6 shall terminate upon an IPO or Sale.


                                     ARTICLE VII

                                  GENERAL PROVISIONS

          7.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, upon the third business day thereafter if mailed by registered or certified mail (return receipt requested), or upon the day of transmission if faxed with confirmation of transmission, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to Investor:

               Mr. Joseph T. Mooney, Jr.
               P. O. Box 877
               Kimberton, PA 19442

          (b)  If to the Company:

               Henry Company
               2911 Slauson Avenue
               Huntington Park, California 90255
               Attention:  Chief Financial Officer
               Fax:  (213) 581-1542

          7.2 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by Investor and the Company.

          7.3 SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

          7.4  MISCELLANEOUS.  This Agreement (including all Exhibits hereto)
(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that this Agreement shall not be assigned, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party; and (d) shall be governed by and interpreted under the laws of the State of California, without regard to its conflicts-of-laws provisions. This Agreement may be executed in counterparts which together shall constitute a single agreement.

          IN WITNESS WHEREOF, the Company and Investor have signed this Agreement, or caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.


                         The Company

                              HENRY COMPANY, a California corporation


                                 /s/ Richard B. Gordinier
                                 ----------------------------------------
                              By Richard B. Gordinier
                                 ----------------------------------------

                              Its President
                                  ---------------------------------------



                         Investor


                              /s/ Joseph Mooney, Jr.
                              -------------------------------------------
                              Joseph T. Mooney, Jr.